UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 4, 2015 (February 26, 2015)

Commission file number 1-36129 SPRINGLEAF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	27-3379612
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 26, 2015, the Registrant’s indirect subsidiary, Springleaf Finance Corporation (“SFC”), completed a securitization transaction (the “Securitization”) in which SFC caused Twenty-Second Street Funding LLC (the “Depositor”), a special purpose vehicle wholly owned by SFC, to sell the following classes of asset-backed notes (the “Notes”) of Springleaf Funding Trust 2015-A (the “Trust”) in a private placement transaction: $931,250,000 initial principal amount of Class A Notes with a coupon of 3.16% (the “Class A Notes”); $113,120,000 initial principal amount of Class B Notes with a coupon of 3.62% (the “Class B Notes”); $52,500,000 initial principal amount of Class C Notes with a coupon of 5.04% (the “Class C Notes”); and $65,620,000 initial principal amount of Class D Notes with a coupon of 6.31% (the “Class D Notes”). The Notes have a stated maturity date of November 15, 2024. The Notes were issued pursuant to an Indenture dated as of February 26, 2015 among the Trust, as Issuer, SFC, as Servicer, and Wells Fargo Bank, National Association, as Indenture Trustee (the “Indenture”).

The Depositor sold the Notes for $1.156 billion after the price discount but before expenses. The Notes are collateralized by a pool of secured and unsecured, fixed rate personal loans with an aggregate unpaid principal balance of $1.25 billion as of January 31, 2015. The Indenture contains customary early amortization events and events of default, which, if triggered, may result in the acceleration of the obligation to pay principal and interest on the Notes.

The above description of the Notes is qualified in its entirety by reference to the Indenture, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Indenture dated as of February 26, 2015, among Springleaf Funding Trust 2015-A, as Issuer, Springleaf Finance Corporation, as Servicer, and Wells Fargo Bank, National Association, as Indenture Trustee.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRINGLEAF HOLDINGS INC.
(Registrant)
Date:	March 4, 2015	By:	/s/	Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Executive Vice President and Chief Financial Officer